Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Clayton M. Jones, Chairman, President and Chief Executive Officer of Rockwell Collins, Inc., a Delaware corporation, state and attest that:

(1)                                  To the best of my knowledge, based upon a review of the covered reports of Rockwell Collins, Inc., and, except as corrected or supplemented in a subsequent covered report:

•                  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•                  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)                                  I have reviewed the contents of this statement with the Audit Committee of Rockwell Collins, Inc.

(3)                                  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•                  Annual Report on Form 10-K for the fiscal year ended September 30, 2001 of Rockwell Collins, Inc.;

•                  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Rockwell Collins, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•                  any amendments to any of the foregoing.

/s/ Clayton M. Jones	Subscribed and sworn to
Clayton M. Jones	before me this 5th day of
August 5, 2002	August, 2002.
/s/ Heather L. Neff
Notary Public

My Commission Expires: 4/17/04